EXHIBIT (m)

                                DISTRIBUTION PLAN

                      TIAA-CREF Institutional Mutual Funds
                                 Lifecycle Funds

                                 October 1, 2004

A. TIAA-CREF Institutional Mutual Funds (the "Institutional Fund"), an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), has adopted this distribution plan (the "Plan") in accordance with Rule 12b-1 under the 1940 Act.

B. The Plan pertains to the Lifecycle Funds, series of the Institutional Fund listed on SCHEDULE A hereto, as such Schedule may be amended from time to time (each a "Fund" and collectively, the "Funds"), and the shares of beneficial interest of the Funds ("Shares").

         1. Each Fund may reimburse Teachers Personal Investors Services, Inc. (the "principal underwriter"), for all or part of certain expenses described in paragraph 2 herein that are incurred in connection with the promotion and distribution of Shares (such expenses, the "Fund Distribution Expenses"). Reimbursements by a Fund under the Plan may be paid monthly up to a rate or rates approved from time to time by the Board of Trustees of the Institutional Fund (the "Board"), provided that no rate approved by the Board for any Fund may exceed the annual rate of 0.05% of the average daily net asset value of Shares of such Fund (the "Maximum Distribution Fee"). Reimbursements paid during a month may include Fund Distribution Expenses not previously reimbursed that were accrued during any month in the immediately-preceding twelve month period, subject to the annual rate approved by the Board. For purposes of determining the reimbursements payable under the Plan, the net asset value of the Shares of a Fund is computed in accordance with the Declaration of Trust of the Institutional Fund.

         2. A Fund may reimburse the principal underwriter for Fund Distribution Expenses up to the amount of the Maximum Distribution Fee, for expenses it incurs to finance any activity that is primarily intended to promote the sale of Shares and/or provide ongoing servicing and maintenance of the accounts of shareholders of the Funds, including, but not limited to, compensation of dealers and others for the expenses of their various activities primarily intended to promote the sale of Shares and for providing personal and account maintenance services to Fund shareholders, and salaries and other expenses (including overhead) of the principal underwriter relating to the distribution and account servicing efforts. Without limiting the generality of the foregoing, categories of Fund Distribution Expenses include:

         (a) expenses incurred for the preparation and distribution of sales literature and advertising used in connection with the offering of Fund Shares;

         (b) the cost of printing and distributing the Funds' prospectus and statement of additional information (or supplements thereto) used in connection with the offering of Fund Shares;

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         (c)      the cost of printing and distributing additional copies, for use as sales literature for the Fund Shares, of annual reports and other communications prepared for the Funds;

         (d) the cost of holding seminars and sales meetings designed to promote the sale of Fund Shares; and

         (e) the cost of any other activity that the Board determines is primarily intended to promote the sale of Fund Shares.

         3. Agreements between the principal underwriter and selected broker-dealers or other persons may provide for payment of fees to such broker-dealers or other persons in connection with the sale of Fund Shares and the provision of services to holders of Fund Shares. This Plan shall not be construed as requiring the Institutional Fund to make any payment to any party or to have any obligations to any party in connection with services relating to the Fund Shares. The principal underwriter undertakes that any agreement entered into between the principal underwriter and any other party relating to sales of the Fund Shares shall provide that such other party shall look solely to the principal underwriter for compensation for its services thereunder and that in no event shall such party seek any payment from a Fund or the Institutional Fund.

         4. Nothing contained in this Plan shall be deemed to require the Institutional Fund to take any action contrary to its Declaration of Trust or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Institutional Fund.

         5. This Plan is effective with respect to a Fund upon approval by a vote of a majority of the Board and a vote of a majority of the trustees who are not "interested persons" (as this term is defined in the 1940 Act) of the Institutional Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "qualified disinterested trustees"), such votes having been cast in person at a meeting called for the purpose of voting on the Plan.

         6. This Plan will remain in effect with respect to a Fund beyond the first anniversary of its effective date only if its continuance is specifically approved at least annually by a vote of both a majority of the Board and a majority of the qualified disinterested trustees. In connection with the annual review and approval of this Plan, the principal underwriter shall furnish the Board with such information as the Board may request as may reasonably be necessary in order to enable the Board to make an informed determination of whether the Plan should be continued. This Plan shall expire on the last day of the Fund's fiscal year in any year in which such approval is not obtained.

         7. The Trust and the principal underwriter shall provide the Board, and the Board shall review, at least quarterly, a written report of the amounts expended under this Plan and the

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purposes for which such expenditures were made. In the event that any such expenses are not entirely attributable to the Shares of any particular Fund, the principal underwriter may allocate such expenses to the Shares of each Fund deemed to be reasonably likely to benefit therefrom based upon the ratio of the average daily net assets of each Fund during the previous period to the aggregate average daily net assets for such period of all Funds and all other affiliated investment companies and series thereof deemed to be reasonably likely to benefit therefrom. Any such allocation is subject to such adjustments as the principal underwriter, with approval from the Board, shall deem appropriate to render the allocation fair and equitable under the circumstances.

         8.       This Plan may be amended at any time the Board, provided that
(i) it may not be amended to increase materially the amount that may be spent for distribution and servicing of a Fund's Shares without the approval of holders of a "majority of the outstanding voting securities" (as this phrase is defined in the 1940 Act) of the Fund and without the approval of a majority of both the Board and the qualified disinterested trustees, and (ii) any material amendment shall be approved by a majority of both the Board and the qualified disinterested trustees. This Plan may be terminated for any Fund at any time by a vote of a majority of the qualified disinterested trustees or by a vote of the holders of a majority of the outstanding voting securities of the Fund.

         9. In the event of termination or expiration of the Plan, the Funds may nevertheless, within twelve months of such termination or expiration, reimburse the principal underwriter for any Fund Distribution Expense accrued prior to such termination or expiration (subject to the Maximum Distribution Fee set forth in paragraph 1 above for the post-termination period), provided that any post-termination payments are specifically approved by the Board, including a majority of the qualified disinterested trustees.

         10. While this Plan is in effect, the selection and nomination of trustees who are not "interested persons" of the Institutional Fund shall be committed to the discretion of the sitting disinterested trustees.

         11. Any agreement related to this Plan shall be in writing and shall provide in substance that: (a) such agreement, with respect to any Fund, may be terminated at any time, without the payment of any penalty, by vote of a majority of the qualified disinterested trustees or by vote of a "majority of the outstanding voting securities" of that Fund, on not more than sixty (60) days written notice to any other party to the agreement; and (b) such agreement shall terminate automatically in the event of its assignment.

         12. The Institutional Fund shall preserve copies of this Plan, each agreement related hereto, and each report referred to in paragraph 7 hereof, for a period of not less than six (6) years from the date of such Plan, agreement or report. For the first two (2) years of such period, each such record or document shall be kept in an easily accessible place.

         13. This Plan shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.

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         14.      If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

         15. Neither this Plan nor any other transaction pursuant to this Plan shall be invalidated or in any way affected by the fact that certain of the trustees, officers, shareholders, or other representatives of the Institutional Fund are or may be interested persons of the principal underwriter, or any successor or assignee thereof, or that certain of the directors, officers, or other representatives of the principal underwriter are or may be interested persons of the Institutional Fund, except as otherwise may be provided in the 1940 Act.

         16. The Trustees and the shareholders of each Fund are not liable for any obligations of the Institutional Fund or a Fund under this Plan.

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
                                                    SCHEDULE A

--------------------------------------- ----------------------------------- --------------------------------------------------
                                           DATE MOST-RECENTLY APPROVED      MAXIMUM DISTRIBUTION FEE (EXPRESSED AS AN ANNUAL
NAME OF FUND                                        OR AMENDED              RATE OF THE AVERAGE DAILY NET ASSETS OF EACH FUND)
--------------------------------------- ----------------------------------- --------------------------------------------------
--------------------------------------- ----------------------------------- --------------------------------------------------
2010 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2015 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2020 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2025 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2030 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2035 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------
2040 Fund                                         June 16, 2004                                   0.05%
--------------------------------------- ----------------------------------- --------------------------------------------------